EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                          UP TO 8,698,267 COMMON SHARES

                                       OF

                              ODD JOB STORES, INC.
                                       AT

                               $3.00 NET PER SHARE

                                       BY

                           AMAZING SAVINGS HOLDING LLC

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             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 AM,
                 NEW YORK CITY TIME, ON WEDNESDAY, JULY 9, 2003,
                          UNLESS THE OFFER IS EXTENDED.

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                                                                 June 10, 2003

To Our Clients:

Enclosed for your information is an Offer to Purchase, dated June 10, 2003 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "OFFER"), relating to the Offer by Amazing Savings Holding LLC, a Delaware limited liability company ("AMAZING SAVINGS"), to purchase up to 8,698,267 common shares, without par value (the "SHARES"), of Odd Job Stores, Inc., an Ohio corporation (the "COMPANY"), at $3.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. If the Offer is not completed on or before July 15, 2003, Amazing Savings has the right to reduce the offer price to $2.90 per share. Also enclosed is a letter to shareholders of the Company from Steve Furner of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

          1. The offer price is $3.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase. If the Offer is not completed on or before July 15, 2003, Amazing Savings has the right to reduce the offer price to $2.90 per share.

          2. The Offer is being made for up to a maximum of 8,698,267 Shares. If more than 8,698,267 shares are validly tendered and not properly withdrawn at the expiration of the Offer, Amazing Savings will purchase shares on a pro rata basis, as described in the Offer to Purchase.

          3. The Board of Directors of the Company has unanimously approved the Tender Agreement (as defined in the Offer to Purchase), the Principal Shareholders Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Tender Agreement, including the Offer, determined that the Offer is advisable and fair to, and in the best interests of, the holders of Shares and unanimously recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is subject to the conditions, among others, that (a) prior to the expiration of the Offer there have been validly tendered in the Offer and not properly withdrawn that number of Shares which, together with the number of Shares, if any, then beneficially owned by Amazing Savings, represents at least 66 2/3% of the total number of outstanding Shares on the date Shares are accepted for payment, unless, in its sole discretion and subject to applicable law, Amazing Savings reduces this condition from 66 2/3% to a majority of the Shares then outstanding and (b) each of the Opt Out Condition, the Forbearance Condition and the Board Representation Condition have each been satisfied. The Offer is also subject to certain other terms and conditions set forth in the section of the Offer to Purchase entitled "THE TENDER OFFER--13. Certain Conditions of the Offer."

          5. The Offer and withdrawal rights will expire at 8:00 AM, New York City time, on Wednesday, July 9, 2003, or if the Offer is extended, the latest time and date at which the Offer, as so extended by Amazing Savings, will expire (the "EXPIRATION DATE").

          6. Any stock transfer taxes applicable to the sale of Shares to Amazing Savings pursuant to the Offer will be paid by Amazing Savings, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

Payment for Shares will be in all cases made only after such Shares are accepted by Amazing Savings for payment pursuant to the Offer and the timely receipt by the American Stock Transfer & Trust Company (the "DEPOSITARY"), of (a) certificates representing such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Amazing Savings may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. Amazing Savings is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                          UP TO 8,698,267 COMMON SHARES

                              ODD JOB STORES, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 10, 2003 (the "OFFER TO Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "OFFER") in connection with the offer by Amazing Savings Holding LLC, a Delaware limited liability company ("AMAZING SAVINGS"), to purchase for cash up to 8,698,267 common shares, without par value (the "SHARES"), of Odd Job Stores, Inc., an Ohio corporation, at $3.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and conditions set forth in the Offer.

This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to the American Stock Transfer & Trust company (the "DEPOSITARY") will be determined by Amazing Savings (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.


Dated                                        , 2003

Number of Shares to be Tendered*

                                            Shares*
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Account Number:
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                                                     SIGN BELOW

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                                                    SIGNATURE(S)


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                                            PLEASE TYPE OR PRINT NAME(S)


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                                        PLEASE TYPE OR PRINT ADDRESS(ES) HERE


                                     ------------------------------------------
                                           AREA CODE AND TELEPHONE NUMBER


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                                      TAXPAYER ID OR SOCIAL SECURITY NUMBER(S)


         PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM OR OTHER NOMINEE
                            MAINTAINING YOUR ACCOUNT.


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*    Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.


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